UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 9, 2025

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972)490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the formation of the Special Committee (as defined and discussed below), on December 9, 2025, Ashford Hospitality Advisors LLC (the “Advisor”), a wholly-owned subsidiary of Ashford Inc. and external advisor to Ashford Hospitality Trust, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”), and the Company and Ashford Inc. entered into a retention letter agreement (the “Retention Agreement”) with Stephen Zsigray, the Company’s President and Chief Executive Officer.

The Company is not a party to the Employment Agreement, and all of Mr. Zsigray’s base compensation and employee health and welfare benefits are provided by the Advisor. Pursuant to the Retention Agreement with Mr. Zsigray, the Company has agreed to pay Mr. Zsigray monthly retention payments of $354,166.67 from April 2026 through March 2029, provided that Mr. Zsigray will not be entitled to any such monthly retention payments following the date that he has terminated his employment with the Advisor without “good reason” (as defined in the Employment Agreement) and has ceased to serve as President and Chief Executive Officer of the Company. If Mr. Zsigray’s employment with the Advisor is terminated by Mr. Zsigray for “good reason” or by the Advisor for any reason, any remaining unpaid additional monthly retention payments shall accelerate and become due and payable within 30 days. In the event Mr. Zsigray’s employment with the Advisor is terminated by reason of death or disability, and he has ceased to serve as President and Chief Executive Officer of the Company, any remaining unpaid additional monthly retention payments will be paid to Mr. Zsigray (or upon death, his designee or estate) at the times such payments would otherwise have been paid to him. Ashford Inc. has agreed to guarantee the full amount of any unpaid monthly retention payments and the payment of up to 60% of the aggregate retention payments to Mr. Zsigray under certain other circumstances.

Additionally, the Company has agreed to reimburse the Advisor for any severance or non-compete payment paid or payable under Mr. Zsigray’s Employment Agreement. In connection therewith, on December 9, 2025, the Company entered into a Limited Waiver Under Advisory Agreement with Ashford Inc., the Advisor, Ashford Hospitality Limited Partnership and Ashford TRS Corporation (the “Limited Waiver”) pursuant to which such entities waive the operation of any provision in our Advisory Agreement that would otherwise limit the ability of the Company, at the Company’s cost and expense, to enter into the Retention Agreement, to make payments to Mr. Zsigray pursuant to the Retention Agreement and to promptly reimburse the Advisor for the amount of any severance or non-compete payment paid or payable by the Advisor under the Employment Agreement following a termination of Mr. Zsigray’s employment with the Advisor under certain circumstances and conditioned in each instance on the execution by Mr. Zsigray (or his representative or estate, if applicable) of a waiver and release of claims and Mr. Zsigray’s continued compliance with certain post-employment obligations. Under Mr. Zsigray’s Employment Agreement, upon a termination of employment during the term or on or before the first anniversary of a change of control (as defined therein) by the Advisor without “cause” (as defined therein) or by Mr. Zsigray for “good reason”, he would be entitled to a severance payment of five times his base salary, a prorated cash bonus, reimbursement of COBRA premiums for up to 18 months, and accelerated vesting of equity awards and deferred cash-based awards. Upon the termination of Mr. Zsigray’s employment by reason of his death or disability (as defined therein), Mr. Zsigray would be entitled to the same benefits as described in the preceding sentence, except that the severance pay multiple of his base salary would be two and a half times, rather than five. Upon a termination of employment by Mr. Zsigray without “good reason”, he would be entitled to a non-compete payment of two and a half times his base salary, and reimbursement of COBRA premiums for up to 12 months.

This foregoing summary of the compensatory arrangements does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement and the Limited Waiver, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The board of directors of the Company (the “Board”) has terminated the primary offering of the Company’s Series L Redeemable Preferred Stock and Series M Redeemable Preferred Stock effective immediately. The Company plans to continue to offer shares of its Series L Redeemable Preferred Stock and Series M Redeemable Preferred Stock pursuant to its dividend reinvestment plan beyond the termination of the primary offering.

The information furnished pursuant to this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other matters.

Suspension of Redemptions

The Board has suspended all redemptions of its Series J Redeemable Preferred Stock, Series K Redeemable Preferred Stock, Series L Redeemable Preferred Stock and Series M Redeemable Preferred Stock.

Press Release

On December 9, 2025, the Company issued a press release announcing that the Board has formed a special committee (the “Special Committee”) of independent and disinterested directors that is authorized, among other things, to evaluate the availability of strategic alternatives involving the Company to create and enhance value for stockholders. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and assumptions in this current report on Form 8-K contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets (including the expected completion date of the sale described herein); our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; the impact of technology on our operations and business; and the risk that noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company’s common stock. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this current report are only made as of the date of this current report. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number Description

10.1	Retention Agreement, dated as of December 9, 2025, by and among Ashford Hospitality Trust, Inc., Ashford Inc. and Stephen Zsigray

10.2      Limited Waiver Under Advisory Agreement, dated as of December 9, 2025, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC

99.1      Press Release of the Company, dated December 9, 2025

104       Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2025

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Deric S. Eubanks
Deric S. Eubanks
Chief Financial Officer